Exhibit 99.2 Q2 Fiscal 2020 Letter to Shareholders

Q2 Fiscal 2020 Highlights: • We delivered $451.8 million in net revenue, representing 22.0% year-over-year growth, $11.4 million in net income, $14.3 million in adjusted EBITDA1 and $30.1 million in adjusted EBITDA excluding stock-based compensation expense (ex. SBC)2 in Q2’20. • We grew our active client count to 3.5 million as of February 1, 2020, an increase of 504,000 or 17.0% year over year. • We continued to leverage the strong cash flows of our Women’s category to fuel growth and margin expansion in Men’s, which we believe is still in its early stages of growth and profitability. • We improved our direct buy offering and rolled it out to all U.S. Women’s and Men’s clients. • We drove styling efficiency and stronger client outcomes through our new adaptive styling platform. Dear Shareholder: We are pleased to share our results for Q2 fiscal 2020, which ended Q2’20 Highlights February 1, 2020. We reached 3.5 million active clients, a 17.0% increase year over year, and grew net revenue to $451.8 million, a 22.0% increase year over year. ACTIVE CLIENTS During the quarter, we generated net income of $11.4 million and diluted 3.5 million 17.0% YoY growth earnings per share of $0.11. We also delivered adjusted EBITDA of $14.3 million and adjusted EBITDA ex. SBC of $30.1 million. NET REVENUE As we look back on our second quarter, we highlight our strengths in key categories, advancements in our newer initiatives, and ongoing $451.8 million 22.0% YoY growth improvements we’ve made through our data science capabilities. GROSS PROFIT $202.2 million 44.8% of net revenue NET INCOME $11.4 million 2.5% of net revenue ADJUSTED EBITDA1 $14.3 million 3.2% of net revenue ADJUSTED EBITDA ex. SBC2 1 $30.1 million We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for 6.7% of net revenue income taxes, other (income) expense, net, depreciation and amortization. 2 We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. For more information regarding adjusted EBITDA and adjusted EBITDA ex. SBC and the other non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter. 2

Q2’20 Business Highlights: We continued to leverage the strong cash flows of our Women’s category to fuel growth and margin expansion in Men’s, which we believe is still in its early stages of growth and profitability. We’ve generated positive adjusted EBITDA every fiscal year since 2015, which has allowed us to reinvest in our business and in new category growth. Our strategy is to drive leverage across our existing offerings while using cash from those offerings to invest in newer categories. Over the years, we’ve demonstrated our ability to expand into new categories, geographies, price points, and even form factors, enabling us to better serve the needs of clients across our large addressable market. To illustrate this reinvestment strategy, we provide more detail around both our Women’s category and the progress we’ve made with Men’s as of the end of Q2’20. Women’s Women’s currently makes up a large majority of our business. Not only do we serve millions of active clients in this category, we’ve also delivered year-over-year growth in both Women’s active clients and revenue every quarter on record. In addition, we’ve demonstrated year- over-year growth in Women’s net revenue per active client in each of the last seven consecutive quarters. When paired with our strong inventory management capabilities, we saw that in the first two quarters of fiscal 2020, our U.S. Women’s offering surpassed our long-term gross margin target of 45-46% while consistently delivering positive cash flows. In past years, we’ve reinvested these dollars to fund our Men’s category and today, these cash flows fuel the growth of newer offerings such as Kids, U.K., and direct buy. We continue to see opportunities to drive further growth in Women’s over time. One area in particular is Plus, which comprised less than 10% of our U.S. Women’s revenue in fiscal 2019 but which we believe represents a total U.S. market opportunity of approximately $20 billion. Specifically, we see potential to better serve Plus clients by expanding our assortment across end uses and price points, create additional avenues for engagement through more relevant marketing campaigns, and leverage our data feedback loops with clients and vendors to better address clients’ fit needs. This balance of growth and profitability in our Women’s category reflects the type of profile we seek to build for each of our offerings. Men’s At just over three years old, we believe that our Men’s category is still in the early stages of growth, but it has already achieved significant margin scale in a short period. With new categories, we use a “launch and learn” approach, making smaller early inventory buys, concentrating inventory at fewer warehouses, and taking risks and experimenting to learn quickly about client preferences. Over time, we apply our learnings to make smarter, larger buys, extend inventory to multiple warehouses, and strengthen our personalization. 3

While Men’s is still maturing, we’re pleased with the progress we’ve made in executing on this strategy thus far. We’ve now expanded our Men’s assortment from two warehouses to four, resulting in more than 300 basis points of shipping leverage in fiscal 2019. We also continue to strengthen our Exclusive Brands portfolio, which is approaching half of Men’s revenue, driving higher margins. All together, our strategy has resulted in Men’s revenue quadrupling and gross margins increasing by more than 1,500 basis points from fiscal 2017 to fiscal 2019. Despite the strides we’ve made in Men’s, we believe there is still room for additional scale. On a consolidated basis, in fiscal 2020 we expect our gross margin to remain relatively stable, with strength in Women’s and Men’s margins enabling us to support our seedling Kids and U.K. categories. Kids On Kids, we continue to be pleased with performance in this category. In Q2’20, we introduced Shop New Colors to approximately one third of Kids clients, giving parents an opportunity to not only stock up on more of the items their kids love, but also find previously purchased items in new sizes as kids grow. While we’re excited about the opportunity to continue growing and extending the offering in new ways, Kids is still a young category and we remain in “launch and learn” mode, so we see plenty of headroom to scale the offering over time. We improved our direct buy offering and rolled it out to all U.S. Women’s and Men’s clients. We believe our direct buy platform, which we launched in Q4’19, is highly complementary to our Fix offering and will play a key role in unlocking additional market opportunity as we seek to attract new clients and drive stronger relationships with current clients. As a reminder, our integrated direct buy platform allows clients to shop and select the items they love based on our hyper-personalized recommendations and understanding of the pieces they have already purchased from us. Style Shuffle data in particular has been valuable in achieving this early direct buy momentum, specifically in how it informs our personalized outfit generating algorithm. As of the end of Q2’20, we’ve collected over four billion Style Shuffle ratings with well over 80% of our active clients providing detailed feedback. This rich data informs our styling recommendations and we plan to continue leveraging it across our direct buy platform and Fix offering to deliver enhanced client outcomes and experiences. In Q2’20, we also began collecting client feedback data on shipped items, which will enable us to further strengthen our personalized recommendations. In addition, we enhanced our algorithms to further diversify the looks we present to clients, resulting in increased conversion and items sold per client. 4

We’ve also observed the incrementality of direct buy in terms of both client spend and unit economics. During our Shop Your Looks beta test, which ran from October to January, we found that clients in the beta spent more money with Stitch Fix overall than clients without access and we saw, in the aggregate, no reduction in the number of Fixes they ordered as they engaged with our new Shop offerings. Looking at unit economics, the direct buy margin profile is already comparable to the Fix profile even though currently, each direct buy item is shipped separately. We’re able to deliver these strong unit economics through the combination of very low return rates and variable savings tied to direct buy’s recommendations being algorithmically driven. As we grow direct buy, we see opportunities to continue to drive even stronger margins and client outcomes. In line with our plans to introduce Shop Your Looks more broadly in fiscal 2020, we rolled out the functionality to all U.S. Women’s and Men’s clients in Q3’20. While we’re excited to continue growing adoption as we expand direct buy, it’s still early days and we continue to take a “launch and learn” approach with this offering. As a result, we plan to make ongoing improvements to direct buy as we build on our learnings and seek to unlock more opportunities for clients to engage with us over time. We drove styling efficiency and stronger client outcomes through our new adaptive styling platform. In Q2’20, we introduced a new styling platform in which our algorithms pre-populate 10 personalized items from which stylists choose pieces for their client. Once a stylist begins to select items for a client, our algorithm then adapts based on those selections and proposes additional complementary items to complete the Fix. With this dynamic platform, we’re able to establish a constant feedback loop between our stylists and algorithms, which has led to better client outcomes. We began testing this algorithm in May 2019, with initial results demonstrating higher keep rates, client spend, and client satisfaction compared to our prior platform, where stylists were shown many more algorithmically-suggested items. The new algorithm also reduced average styling time with stylists reporting that the new approach created a great starting point for Fix curation, especially when styling first-time clients. Based on these strong results, in November 2019, we rolled out the platform for use in styling all U.S. Women’s and Men’s clients. 5

Q2'20 Financial Highlights:

Our Q2'20 results reflect our ability to drive continued strength in our Women's and Men's categories while investing in new strategic initiatives that will drive long term growth.

Active Clients

We grew our active client count to 3.5 million as of February 1, 2020, an increase of 504,000 or 17.0% year over year. We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. We consider each Men's, Women's, or Kids account as a client, even if they share the same household.


ACTIVE CLIENTS (000s)
2,961
3,133
3,236
3,416
3,465
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

Net Revenue

We grew our net revenue to $451.8 million in Q2'20, compared to $370.3 million in Q2'19, an increase of 22.0% year over year, driven by growth in both active clients and net revenue per active client.


NET REVENUE ($M)[3]
$370.3
$408.9
$432.1
$444.8
$451.8
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

Net revenue per active client for the period ended February 1, 2020 was $501, an increase of 8.3% compared to the prior year. This represented the seventh consecutive quarter of net revenue per active client growth, resulting from continued strength in our Women's category and our ongoing strategic initiatives to drive increased wallet share and client engagement and satisfaction. We saw this growth in net revenue per active client despite lower average order values in Q2'20 as we discuss further in the guidance section. As a reminder, the net revenue per active client calculation is based on the last four fiscal quarters and benefits from the extra week in Q4'19, while active clients is measured over 52 weeks, as described above. The 53rd week contributed approximately 2% to net revenue per active client.

Gross Margin

Q2'20 gross margin was 44.8%, compared to 44.1% in Q2'19, an increase of 70 basis points. This was driven by improvements in merchandise costs and operational efficiencies, partially offset by an increase in shipping costs.


GROSS MARGIN (%)
44.5%
43.7%
44.6%
44.1%
44.8%
FY'17
FY'18
FY'19
Q2'19
Q2'20

[3] *Discounts, sales tax, and estimated refunds are deducted from revenue to arrive at net revenue.*

6

Selling, General & Administrative Expenses

Q2'20 SG&A was $193.7 million, or 42.9% of net revenue, compared to Q2'19 SG&A of $147.7 million, or 39.9% of net revenue, an increase of 300 basis points. This increase was driven by our investments in talent and advertising to support the growth of our business.

Advertising. We continue to make strategic and measured marketing investments. Q2'20 advertising expense included investments in both performance and brand marketing, totaling $35.6 million, or 7.9% of net revenue.[4] This includes $3.2 million related to our integrated brand campaign. In Q2'19, our advertising expense was $23.9 million or 6.5% of net revenue.


SG&A (%)
41.2%
40.2%
43.1%
39.9%
42.9%
FY'17
FY'18
FY'19
Q2'19
Q2'20

Net Income and Earnings Per Share

Q2'20 net income was $11.4 million, or 2.5% of net revenue, compared to Q2'19 net income of $12.0 million, or 3.2% of net revenue, a decrease of 70 basis points. Q2'20 diluted earnings per share was $0.11. In Q2'19, diluted earnings per share was $0.12.[5]


NET INCOME (LOSS) ($M)
($.6)
$44.9
$36.9
$12.0
$11.4
FY'17
FY'18
FY'19
Q2'19
Q2'20

Adjusted EBITDA and Adjusted EBITDA ex. SBC

Q2'20 adjusted EBITDA was $14.3 million, or 3.2% of net revenue, compared to Q2'19 adjusted EBITDA of $19.2 million, or 5.2% of net revenue, a decline of 200 basis points. This decline in adjusted EBITDA margin was driven by our investments in advertising, talent, and our U.K. expansion. Q2'20 adjusted EBITDA ex. SBC was $30.1 million, or 6.7% of net revenue.


ADJUSTED EBITDA ($M)6
$60.6
$53.6
$39.6
$19.2
$14.3
FY'17
FY'18
FY'19
Q2'19
Q2'20

Cash Flow

In fiscal 2020 year to date, our capital expenditures totaled $11.4 million, or 1.3% of net revenue, while we generated free cash flow of $26.8 million.[8]


ADJUSTED EBITDA ex. SBC ($M)7
$64.1
$69.0
$74.8
$27.3
$30.1
FY'17
FY'18
FY'19
Q2'19
Q2'20

[4] Advertising expenses include the costs associated with the production of advertising, television, radio, and online advertising.
[5] All earnings (loss) per share figures reflect amounts attributable to common stockholders.
[6] We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for income taxes, other (income) expense, net, depreciation and amortization.
[7] We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense.
[8] We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities.

7

Guidance:

Our financial outlook for Q3'20, which ends on May 2, 2020, and for fiscal 2020, which ends on August 1, 2020, is as follows:

	Q3'20	
Net Revenue	$465 – $475 million	14% – 16% YoY growth
Adj. EBITDA	$(10) – $(4) million	(2.2)% – (0.8)% margin
Adj. EBITDA ex. SBC	$13 – $19 million	2.8% – 4.0% margin

For more information regarding the non-GAAP financial measures discussed in this letter, please see "Non-GAAP Financial Measures," below, including the reconciliations of our non-GAAP measures to their most directly comparable GAAP financial measures included at the end of this letter.

	Fiscal Year 2020	
Net Revenue	$1.81 – $1.84 billion	15% – 17% YoY growth vs. 53 weeks
		17% – 19% YoY growth vs. 52 weeks
Adj. EBITDA	$0 – $10 million	0.0% – 0.5% margin
Adj. EBITDA ex. SBC	$75 – $85 million	4.1% – 4.6% margin

Now that we've seen a few company-specific, but also macro themes, play out in Q2'20, we're leaning more conservatively in the back half of 2020 and shifting our full year outlook.

First, in Q2'20 we drove healthy active client growth. However, we believe that in part due to heightened promotional activity across retail, those clients spent less per Fix in the quarter on average, resulting in lower order values than we anticipated. We think it's responsible to reflect this trend in our second half forecast. Our strategy to continue to grow our assortment of lower price products to serve a broader universe of clients also impacts our guidance.

Next, while we expect our customer acquisition cost in the second half of FY'20 to be approximately flat year over year, we've seen costs rise in some key digital channels. We're working on both product innovation as well as experimenting into new and emerging channels to offset this, but we are applying more conservatism in the way we are thinking about our marketing spend in the second half of the year. In addition, we are evolving our product and messaging given direct buy's early success and now plan to redeploy brand marketing dollars in the future once our messaging fully incorporates direct buy, and our offering can appeal to an even larger audience. As a result, we plan to modestly lower our overall marketing spend through the end of fiscal 2020.

8

There are also macro themes that lead us to approach the back half of FY20 with more conservatism. First, our U.K. revenue has been lower than anticipated as we adapt our offering to the market and because of the macroeconomic climate tied to Brexit, which has sustained longer than we had expected. In addition, the coronavirus continues to be a fluid situation that we are watching closely. To date, we haven’t seen a material impact on our business. That said, we continue to monitor developments and are working closely with our brand and manufacturing partners to mitigate future impacts. We recognize this is a dynamic situation and, while it’s too early for us to quantify total potential supply chain or client demand impact at this point, it’s reasonable to expect that we’ll see some impact. We are evaluating trends as the situation continues to develop, which contributes to our conservatism as we approach second half guidance. We remain very excited about our future. We believe there is a lot of potential in direct buy to capture a greater share of our addressable market. As a company, we’re focused on our mission to help people find what they love, and our capabilities to deliver against that mission have grown stronger. Fiscal 2020 Investment Detail We believe the investments we’re making in the U.K. and in stock-based compensation widen our personalization moats and fuel our business. Below we provide more visibility into these self-funded investments, and the impact they have on our adjusted EBITDA. First, we continue to invest in U.K. merchandise, styling, and operations which we expect to be between $25 and $35 million in fiscal 2020, having already deployed $13 million in the first half of the year. Our track record of scaling successful categories gives us conviction behind this investment and the broader opportunity to internationalize. Second, we continue to execute against our 2020 plan of investing approximately $75 million in stock-based compensation to attract and retain technology talent that will enable us to enhance our product and fuel our longer term growth. In 2020, these self-funded investments across U.K. expansion and SBC will total $100 to $110 million. While we are absorbing the impact of these expenses in our full-year adjusted EBITDA guidance of $0 to $10 million, we believe they will enable us to fuel further growth and drive meaningful market share gains over time. 9

As a reminder, fiscal 2019 was a 53-week year, which added approximately 2.5% to revenue growth in fiscal 2019. In fiscal 2020, we returned to a 52-week year. For this reason, revenue growth MEDIA CONTACT comparisons between fiscal 2020 (52 weeks) and fiscal 2019 (53 weeks) media@stitchfix.com will be negatively impacted by approximately 2.5% in fiscal 2020. Therefore, on a 52-week basis, our full year guidance range now reflects INVESTOR RELATIONS CONTACT growth of 17% – 19%. ir@stitchfix.com We have not reconciled our adjusted EBITDA and adjusted EBITDA ex. SBC guidance to GAAP net income (loss) because we do not provide guidance for GAAP net income (loss) due to the uncertainty and potential variability of provision for (benefit from) income taxes, which is a reconciling item between these measures and GAAP net income (loss). Because this item cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, this item could have a significant impact on GAAP net income (loss). Closing We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. Interested parties can access the call by dialing 888-394-8218 in the U.S. or 786- 789-4776 internationally, using conference code 8951047. A live webcast will also be available on Stitch Fix’s investor relations website at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Mike Smith, President, COO and Interim CFO 10

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts) February 1, 2020 August 3, 2019 Assets Current assets: Cash and cash equivalents $ 165,989 $ 170,932 Short-term investments 134,592 143,276 Inventory, net 147,236 118,216 Prepaid expenses and other current assets 38,513 49,980 Total current assets 486,330 482,404 Long-term investments 96,657 53,372 Property and equipment, net 63,158 54,888 Operating lease right-of-use assets 123,490 — Deferred tax assets 27,047 22,175 Other long-term assets 3,046 3,227 Total assets $ 799,728 $ 616,066 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 86,092 $ 90,883 Operating lease liabilities 23,475 — Accrued liabilities 84,904 69,734 Gift card liability 10,393 7,233 Deferred revenue 11,273 11,997 Other current liabilities 3,934 2,784 Total current liabilities 220,071 182,631 Operating lease liabilities, net of current portion 125,925 — Deferred rent, net of current portion — 24,439 Other long-term liabilities 14,822 12,996 Total liabilities 360,818 220,066 Stockholders’ equity: Class A common stock, $0.00002 par value 1 1 Class B common stock, $0.00002 par value 1 1 Additional paid-in capital 308,687 279,511 Accumulated other comprehensive income (loss) 2,294 (187) Retained earnings 127,927 116,674 Total stockholders’ equity 438,910 396,000 Total liabilities and stockholders’ equity $ 799,728 $ 616,066 11

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts) For the Three Months Ended For the Six Months Ended February 1, 2020 January 26, 2019 February 1, 2020 January 26, 2019 Revenue, net $ 451,784 $ 370,280 $ 896,599 $ 736,516 Cost of goods sold 249,597 207,131 493,110 408,199 Gross profit 202,187 163,149 403,489 328,317 Selling, general, and administrative expenses 193,689 147,738 394,831 302,009 Operating income 8,498 15,411 8,658 26,308 Interest (income) expense (1,477) (1,170) (3,130) (2,569) Other (income) expense, net 28 (453) 862 (573) Income before income taxes 9,947 17,034 10,926 29,450 Provision (benefit) for income taxes (1,484) 5,058 (327) 6,796 Net income (loss) $ 11,431 $ 11,976 $ 11,253 $ 22,654 Other comprehensive income (loss): Change in unrealized gain (loss) on available-for-sale securities, net of tax 247 104 75 22 Foreign currency translation 651 93 2,406 119 Total other comprehensive income (loss), net of tax 898 197 2,481 141 Comprehensive income $ 12,329 $ 12,173 $ 13,734 $ 22,795 Net income (loss) attributable to common stockholders: Basic $ 11,431 $ 11,968 $ 11,253 $ 22,632 Diluted $ 11,431 $ 11,968 $ 11,253 $ 22,633 Earnings (loss) per share attributable to common stockholders: Basic $ 0.11 $ 0.12 $ 0.11 $ 0.23 Diluted $ 0.11 $ 0.12 $ 0.11 $ 0.22 Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders: Basic 102,045,087 99,590,187 101,801,666 99,278,599 Diluted 104,637,548 102,817,838 104,018,782 103,597,316 12

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands) For the Six Months Ended February 1, 2020 January 26, 2019 Cash Flows from Operating Activities Net income (loss) $ 11,253 $ 22,654 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Deferred income taxes (4,865) (2,288) Inventory reserves 2,831 4,853 Stock-based compensation expense 27,881 14,747 Depreciation, amortization, and accretion 10,347 6,456 Other 71 — Change in operating assets and liabilities: Inventory (31,586) (22,928) Prepaid expenses and other assets 5,167 1,546 Operating lease right-of-use assets and liabilities 141 — Accounts payable (4,870) 7,012 Accrued liabilities 15,254 17,689 Deferred revenue (729) 3,822 Gift card liability 3,160 3,512 Other liabilities 4,187 592 Net cash provided by operating activities 38,242 57,667 Cash Flows from Investing Activities Purchases of property and equipment (11,446) (11,903) Purchases of securities available-for-sale (129,925) (185,994) Sales of securities available-for-sale 14,095 1,163 Maturities of securities available-for-sale 81,675 9,500 Net cash used in investing activities (45,601) (187,234) Cash Flows from Financing Activities Proceeds from the exercise of stock options, net 5,658 1,931 Payments for tax withholding related to vesting of restricted stock units (5,256) (2,281) Net cash provided by (used in) financing activities 402 (350) Net increase (decrease) in cash, cash equivalents, and restricted cash (6,957) (129,917) Effect of exchange rate changes on cash 2,014 (103) Cash, cash equivalents, and restricted cash at beginning of period 170,932 310,366 Cash, cash equivalents, and restricted cash at end of period $ 165,989 $ 180,346 Components of Cash, Cash Equivalents, and Restricted Cash Cash and cash equivalents $ 165,989 $ 167,496 Restricted cash – current portion — 250 Restricted cash – long-term portion — 12,600 Total cash, cash equivalents, and restricted cash $ 165,989 $ 180,346 Supplemental Disclosure Cash paid for income taxes $ 90 $ 191 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Purchases of property and equipment included in accounts payable and accrued liabilities $ 4,474 $ 4,741 Capitalized stock-based compensation $ 893 $ 812 Vesting of early exercised options $ — $ 178 Leasehold improvements paid by landlord $ 7,406 $ — 13

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We also provide adjusted EBITDA excluding the impact of stock-based compensation expense (“ex. SBC”), which management believes provides useful information to investors and others in understanding our operating performance and facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: • adjusted EBITDA ex. SBC excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • adjusted EBITDA and adjusted EBITDA ex. SBC does not reflect our tax provision, which reduces cash available to us; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business; and • free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. 14

We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, and depreciation and amortization. We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA and adjusted EBITDA ex. SBC for each of the periods presented: For the Three Months Ended For the Six Months Ended (in thousands) February 1, 2020 January 26, 2019 February 1, 2020 January 26, 2019 Adjusted EBITDA ex. SBC reconciliation: Net income (loss) $ 11,431 $ 11,976 $ 11,253 $ 22,654 Add (deduct): Interest (income) expense (1,477) (1,170) (3,130) (2,569) Provision (benefit) for income taxes (1,484) 5,058 (327) 6,796 Other (income) expense, net 28 (453) 862 (573) Depreciation and amortization 5,804 3,790 10,770 7,184 Adjusted EBITDA 14,302 19,201 19,428 33,492 Add (deduct): Stock-based compensation expense 15,755 8,110 27,881 14,747 Adjusted EBITDA ex. SBC $ 30,057 $ 27,311 $ 47,309 $ 48,239 We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: For the Six Months Ended (in thousands) February 1, 2020 January 26, 2019 Free cash flow reconciliation: Cash flows provided by operating activities $ 38,242 $ 57,667 Deduct: Purchases of property and equipment (11,446) (11,903) Free cash flow $ 26,796 $ 45,764 Cash flows used in investing activities $ (45,601) $ (187,234) Cash flows provided by financing activities $ 402 $ (350) 15

Forward-Looking Statements This shareholder letter and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the third quarter and full year of fiscal 2020; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom and the expansion of Shop New Colors and Shop Your Looks; the success of our direct-buy functionality; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods; and the search for a new CFO. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. 16

17